Exhibit 10.5

STOCK DEFERRAL PLAN

(As Amended and Restated Effective January 1, 2005)

ARTICLE I

PURPOSE

1.1. Purpose. The purpose of the Coca-Cola Enterprises Inc. Stock Deferral Plan is to provide a select group of management and highly compensated employees enhanced retirement security under a nonqualified retirement plan that provides for the following:

(a)	Accounting for and distribution of deferrals of stock awards granted under the Company’s Restricted Stock Program,

(b)	Accounting for awards of Stock Units granted by the Committee before April 1, 2004, and

(c)	Accounting for and distribution of deferrals of stock otherwise issuable upon the exercise of stock options granted under the Company’s Stock Option Program.

1.2. Effective Date. This amendment and restatement of this Plan is effective January 1, 2005.

1.3. Background. This Plan was established effective July 1, 1998. The Restricted Stock Deferral Plan was established January 1, 2001 and restated January 1, 2002. As of April 1, 2004, the Restricted Stock Deferral Plan was merged into this Plan. Elections made and accounts established under these prior plans shall be treated in all respects having been made under this Plan. As of January 1, 2005, the Plan no longer permits any new deferrals. It is intended that Account accruals relating to Restricted Stock and Option deferrals shall be subject to the requirements of Code Section 409A, but that accruals relating to Deferred Stock Awards shall be “grandfathered” and not subject to Code Section 409A.

1.4. Shares Distributable Under the Plan. The stock to be distributed under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available from shares of Stock held by the Company in its treasury.

ARTICLE II

DEFINITIONS

2.1. “Account” means a Participant’s interest under the Plan. Each Account shall be composed of a Share Unit Account and a Cash Credit Account. A Participant’s Account shall be reflected as a book reserve entry in the Company’s accounting records.

2.2. “Beneficiary” means the person or persons last designated by a Participant, in writing, as entitled to receive such Participant’s interest under the Plan in the event of his or her death. If all designated Beneficiaries predecease the Participant or the Participant fails to designate a Beneficiary, the Beneficiary shall be the estate of the Participant. Notwithstanding the foregoing, if the Participant designates his or her spouse as a Beneficiary, such designation will be void upon the divorce of the Participant and the former spouse unless, or until, the Participant again designates the former spouse as a Beneficiary.

2.3. “Cash Credit” means the unit for measuring the value of any fractional Profit Shares deferred under the Plan and the value of Hypothetical Dividends and Interest Credits.

2.4. “Cash Credit Account” means the account under which a Participant’s Cash Credits are recorded.

2.5. “Cash Credits Conversion Date” means the first full trading day of each calendar year on the New York Stock Exchange occurring before April 1, 2004. There shall be no conversions of Cash Credits to Share Units under this Plan on or after April 1, 2004.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.

2.7. “Committee” means the Compensation Committee of the board of directors of the Company, who shall administer the Plan as provided in Article VIII.

2.8. “Company” means Coca-Cola Enterprises Inc., a Delaware corporation.

2.8. “Deferral Date” means the date on which an Eligible Grantee or Eligible Optionee makes an effective Deferral Election.

2.9. “Deferral Election” means a Restricted Stock Deferral Election or a Stock Option Deferral Election.

2.10. “Deferred Stock Award” means a grant of Share Units made before April 1, 2004, which Share Units shall be subject to the vesting and distribution terms specified in the Deferred Stock Award Document.

2.11. “Deferred Stock Award Cash Credit Account” means the Cash Credit Account relating to a Deferred Stock Award, as provided under Section 6.2(b).

2.12. “Deferred Stock Award Document” means the document under which the Company has notified the Participant of an award of Share Units made before April 1, 2004, and which contains the vesting and distribution terms applicable to those Share Units.

2.13. “Deferred Stock Award Share Unit Account” means the Share Unit Account relating to a Deferred Stock Award, as provided under Section 6.1(b).

2.14. “Employee” means a common-law employee of the Company or a Subsidiary. For purposes of this Plan, a Subsidiary is a company in which the Company owns, directly or indirectly, at least 20% of the voting stock or capital.

2.15. “Eligible Grantee” means an Employee who is determined to be eligible for participation in the Plan by the Committee, with respect to a deferral of the receipt of Restricted Stock.

2.16. “Eligible Optionee” means an individual who holds an Option who, at the time of making a Deferral Election, is an Employee of the Company or Subsidiary and who is determined to be eligible for participation in the Plan by the Committee.

2.17. “Exercise Date” means the date on which an exercise of any Option that is the subject of a Deferral Election is effected by the Company, which date shall be specified by the Participant in the Deferral Election. In the event the Exercise Date specified by the Participant is not a trading day on the

New York Stock Exchange, the Exercise Date will be the immediately preceding date that is a trading date.

2.18. “Fair Market Value” means the average of the high and low trading prices on a given trading date, as reported on the New York Stock Exchange Composite Transactions listing.

2.19. “Hypothetical Dividends” means an amount to be credited to a Participant’s Cash Credit Account, which amount is equal to the dividends paid on the Stock, determined as if the Share Units credited to a Participant’s Share Unit Account were shares of Stock on the record date of any such dividend.

2.20. “Interest Credit” means an amount, calculated as described in Section 6.2(d) and based on the annual rate equivalent to the weighted average prime lending rate of SunTrust Bank, Atlanta for the relevant year or portion of the year.

2.21. “Option” means any option to purchase shares of Stock (i) that was granted to the Optionee under the Company’s Stock Option Program and (ii) that will, by its terms, expire as of a date that is not more than three years after the date on which the relevant Deferral Election is received by the Company.

2.22. “Participant” means any Eligible Grantee or Eligible Optionee who has made a Deferral Election or who has received a Deferred Stock Award. An individual or former Employee who has an interest under the Plan shall also be considered a Participant, even though such individual is, for any particular Plan Year, ineligible to make a Deferral Election.

2.23. “Plan” means the Coca-Cola Enterprises Inc. Stock Deferral Plan, as it may be amended from time to time.

2.24. “Profit Shares” means the number of shares of Stock the Participant would otherwise be eligible to receive upon the Participant’s exercise of an Option by delivering the exercise price in shares of Stock. Specifically, the number of Profit Shares received upon such an exercise equals the difference between the number of shares subject to an Option and the number of shares that, in the aggregate, have a Total Market Value equal to the exercise price of an Option. Any amount realized upon such an exercise that would not represent a whole share of Stock is described herein as a fractional Profit Share.

2.25. “Restricted Stock” means any shares of Stock that are subject to restrictions on their transfer.

2.26. “Restricted Stock Award” means a grant of Restricted Stock under the Company’s Restricted Stock Program which is held by an Eligible Grantee and which has restrictions that will not lapse within six months of the date on which the relevant Deferral Election is received by the Company.

2.27. “Restricted Stock Award Document” means the document under which the Company notifies the Participant of an award of Restricted Stock and the terms under which the restrictions will lapse.

2.28. “Restricted Stock Cash Credit Account” means the Cash Credit Account relating to a Restricted Stock Deferral Election, as provided under Section 6.2(a).

2.29. “Restricted Stock Deferral Election” means a Participant’s election to defer the receipt of Stock that would otherwise become fully transferable to the Participant at a future date under the terms of the grant of Restricted Stock, pursuant to Article III.

2.30. “Restricted Stock Program” means any plan, approved by the shareholders of the Company before April 1, 2004, under which the Company makes awards of Restricted Stock.

2.31. “Restricted Stock Share Unit Account” means the Share Unit Account relating to a Restricted Stock Deferral Election, as provided under Section 6.1(a).

2.32. “Share Unit” means the measurement under the Plan representing the future right to the distribution of one whole share of Stock.

2.33. “Share Unit Account” means the account under which a Participant’s Share Units are credited, which Account shall consist of a Deferred Stock Award Share Unit Account, a Restricted Stock Share Unit Account, and a Stock Option Share Unit Account.

2.34. “Stock” means shares of common stock of the par value of $1.00 per share of Coca-Cola Enterprises Inc.

2.35. “Stock Option Cash Credit Account” means the Cash Credit Account relating to a Stock Option Deferral Election, as provided under Section 6.2(c).

2.36. “Stock Option Deferral Election” means a Participant’s election to defer the receipt of Stock upon the exercise of an Option, pursuant to Article V.

2.37. “Stock Option Program” means any plan, approved by the shareholders of the Company before April 1, 2004, under which the Company makes grants of Options.

2.38. “Stock Option Share Unit Account” means the Share Unit Account relating to a Stock Option Deferral Election, as provided under Section 6.1(c).

2.39. “Stock Ownership Affidavit” means a notarized affidavit under which a Participant attests to the ownership of Stock for purposes of satisfying the exercise price of an Option subject to a Deferral Election.

2.40. “Street Name” means a share owner of record that is a financial institution or brokerage firm that holds Stock on behalf of a Participant.

2.41. “Total Market Value” means the aggregate value of all Stock identified in a Stock Ownership Affidavit, which value equals the sum of the Fair Market Value of all such Stock.

ARTICLE III

RESTRICTED STOCK DEFERRAL ELECTIONS

3.1. Deferred Restricted Stock. Before January 1, 2005, Eligible Grantees were permitted to elect to defer the receipt of Restricted Stock which could otherwise have become fully transferable to the Participant during his or her employment with the Company, with such election being in exchange for the Company’s promise of a future distributions of shares of the Company’s Stock. On and after January 1, 2005, new Restricted Stock deferrals are no longer permitted. Any Restricted Stock deferred before January 1, 2005 shall continue to be deferred, subject to the provisions of this Plan.

ARTICLE IV

DEFERRED STOCK AWARDS

4.1. Deferred Stock Award. Before April 1, 2004, the Committee may have granted Share Units to a Participant under a Deferred Stock Award, which Share Units shall have been credited to his or her Account under the Plan. The terms of a Participant’s Deferred Stock Award Document specify the conditions for vesting and distribution, which shall be treated as terms of this Plan. Such Deferred Stock Awards shall continue to be governed by the terms of this Plan until fully distributed or forfeited for failure to satisfy the conditions for vesting. No Deferred Stock Awards shall be made under this Plan on or after April 1, 2004.

ARTICLE V

STOCK OPTION DEFERRAL ELECTIONS

5.1. Deferred Stock Options. Before January 1, 2005, Eligible Optionees were permitted to elect to defer the receipt of Profit Shares to which they would otherwise have been entitled upon exercise of an Option, with such election being in exchange for the Company’s promise of a future distributions of shares of the Company’s Stock. On and after January 1, 2005, new deferrals of Profit Shares are no longer permitted. Any Profit Shares deferred before January 1, 2005 shall continue to be deferred, subject to the provisions of this Plan.

ARTICLE VI

ACCOUNT ACCRUALS

6.1. Share Unit Account. A Participant’s interest in his or her Share Unit Account shall be the total of all Share Units credited to the Participant under the Plan, determined as follows:

(a)	A Participant’s Restricted Stock Share Unit Account will be credited with the same number of Share Units as the number of shares of Restricted Stock the Participant surrendered to the Company on the applicable Deferral Date.

(b)	A Participant’s Deferred Stock Award Share Unit Account will be credited with the number of Share Units granted under a Deferred Stock Award Document before April 1, 2004.

(c)	A Participant’s Stock Option Share Unit Account will be credited with the number of Share Units equal to the number of whole Profit Shares the Participant would have received upon exercise of an Option, with respect to Options subject to a Deferral Election.

(d)

On each Cash Credits Conversion Date occurring before April 1, 2004, each of the Participant’s Share Unit Accounts described in Sections 6.1(a) and (c) will also be increased by the number of Share Units equal to the maximum number of whole shares of Stock that could be purchased with funds equal to the respective balances of the Participant’s Cash Credit Accounts described in Sections 6.2(a) and (c) on such date if each account were actual funds. The Fair Market Value of the Stock on the Cash Credits Conversion Date shall be used to determine the number of shares that could be so purchased. This subsection 6.1(d) shall also be applicable to the Deferred Stock Award Share Unit Account, but only if the Participant has made an election to have his or her Deferred Stock Award Cash Credit Account converted to Share Units on the appropriate form provided by the Committee. This paragraph 6.1(d) shall cease to be effective with respect to all Cash Credit Accounts, and there shall be no further conversions of Cash Credits under the Plan, as of April 1, 2004.

6.2. Cash Credit Account. A Participant’s interest in his or her Cash Credit Account shall be the total of all Cash Credits credited to the Participant under the Plan, determined as follows:

(a)	A Participant’s Restricted Stock Cash Credit Account will be increased by an amount equal to the Hypothetical Dividends credited with respect to the Participant’s Restricted Stock Share Unit Account balance as of each of the Company’s dividend record dates.

(b)	A Participant’s Deferred Stock Award Cash Credit Account will be increased by an amount equal to the Hypothetical Dividends credited with respect to Participant’s Deferred Stock Award Share Unit Account balance as of each of the Company’s dividend record dates.

(c)	Upon the exercise of an Option subject to a Stock Option Deferral Election, a Participant’s Stock Option Cash Credits Account will be increased by an amount equal to the Fair Market Value of any fractional Profit Share the Participant would have received upon exercise of the Option if it had not been subject to a Stock Option Deferral Election. Further, a Participant’s Stock Option Cash Credit Account will be increased by an amount equal to the Hypothetical Dividends credited with respect to Participant’s Stock Option Share Unit Account balance as of each of the Company’s dividend record dates.

(d)	At the end of each calendar year, or as of any other date designated by the Committee, each of a Participant’s Cash Credit Accounts described in Section 6.2(a) through (c) will be increased by Interest Credits, determined with respect to the average daily balance of each such Cash Credit Account during such year or relevant portion of the year.

(e)	On each Cash Credits Conversion Date occurring before April 1, 2004, each of a Participant’s Cash Credit Accounts described in Sections 6.2(a) through (c) will be decreased by an amount equal to the amount of increases in the Participant’ Share Unit Accounts provided under Section 6.1(d). This paragraph 6.2(e) shall cease to be effective with respect to all Cash Credit Accounts, and there shall be no further conversions of Cash Credits under the Plan, as of April 1, 2004.

6.3. Vesting of Accounts.

(a)	A Participant’s interest in his or her Stock Option Share Unit Account and Stock Option Cash Credit Account shall be 100% nonforfeitable.

(b)	A Participant’s interest in his or her Restricted Stock Share Unit Account shall become nonforfeitable, or vest, to the same extent as, and on the same date(s) as, the Restricted Stock that was the subject of the Restricted Stock Deferral Election would have vested but for such election; provided, however, that the Participant’s interest in his or her Restricted Stock Share Unit Account that is attributable to the conversion of Cash Credits to Share Units, pursuant to Sections 6.1(d) and 6.2(e), shall at all times be 100% vested. A Participant’s interest in his or her Restricted Stock Share Cash Credit Account shall be 100% nonforfeitable.

(c)	A Participant’s interest in his or her Deferred Stock Award Share Unit Account and Deferred Stock Award Cash Credit Account shall become nonforfeitable, or vest, as provided in the Deferred Stock Award Document.

(d)	In the event that the conditions for vesting set forth in a Restricted Stock Award Document or in a Deferred Stock Award Document are not satisfied, the Share Units attributable to Restricted Stock or Deferred Stock Award shall be forfeited and deleted as entries in the Participant’s applicable Share Unit Accounts.

ARTICLE VII

DISTRIBUTIONS

7.1. Form of Payment of Account.

(a)	A Participant’s vested interest under his or her Restricted Stock Share Unit Account and his or her Stock Option Share Unit Account shall be distributed in whole shares of Stock.

(b)	A Participant’s vested interest under his or her Deferred Stock Award Share Unit Account shall be distributed in whole shares of Stock or Restricted Stock, as provided under the Deferred Stock Award Document.

(c)	A Participant’s vested interest in his or her Cash Credit Accounts shall be distributed in cash.

7.2. Commencement of Distribution.

(a)	At the time a Participant first made a Restricted Stock Deferral Election he or she elected whether distribution of the vested interest in his or her Restricted Stock Share Unit Account and Restricted Stock Cash Credit Account shall commence (i) in the calendar year following the year in which he or she separates from service (within the meaning of Code Section 409A(a)(2)(A)(i) and the regulations thereunder), (ii) as of the Participant’s attaining a specific age, or (iii) as of the later of (i) and (ii).

(b)	At the time a Participant first made a Stock Option Deferral Election he or she elected whether distribution of his or her Stock Option Share Unit Account and Stock Option Cash Credit Account shall commence at the times set forth in (i), (ii), or (iii) of Section 7.2(a).

(c)	A Participant’s vested interest in his or her Deferred Stock Award Share Unit Account and Deferred Stock Award Cash Credit Account shall be distributed in accordance with the terms of the Deferred Stock Award Document.

(d)	A Participant is permitted to change, at any time, his or her election made under Section 7.2(c); provided, however, that any such change shall not be effective for one year or more after the date of the subsequent election.

(e)	Before December 12, 2005, a Participant was permitted to change, at any time, his or her election made under Sections 7.2(a) and (b); provided, however, that any such change was not effective for one year or more after the date of the subsequent election.

(f)	On and after December 12, 2005 and through December 31, 2006, a Participant is permitted to change his or her election made under Sections 7.2(a) and (b); provided, however, that a Participant shall not be permitted to change his or her election in 2006 with respect to an amount that is otherwise payable in 2006, or elect in 2006 to change his or her election to provide for payment in 2006.

(g)	On and after January 1, 2007, a Participant is permitted to change his or her election made under Sections 7.2(a) and (b); provided, however, that (i) the change may not accelerate any payments, (ii) the first payment with respect to which the change is made is deferred for at least five years, (iii) the change shall not take effect for at least 12 months, and (iv) any change to an election to make payments upon a specified age under Section 7.2(a)(ii) or (iii) must be made not less than 12 months before the date of the first scheduled payment to be made upon attaining such specified age.

(h)	In the event a Participant is eligible to and fails to make an election with respect to the commencement of payment of any portion of his or her Account, distribution of such portion to the Participant shall be made as soon as practicable following his or her separation from service.

7.3. Optional Forms of Distribution.

(a)	At the time a Participant first made a Restricted Stock Deferral Election he or she elected whether distribution of the vested interest in his or her Restricted Stock Share Unit Account and Restricted Stock Cash Credit Account shall be made as (i) a single-sum payment, or (ii) a series of substantially equal quarterly, semiannual, or annual installments over a period of 2 to 10 years.

(b)	At the time a Participant first made a Stock Option Deferral Election he or she elected whether distribution of his or her Stock Option Share Unit Account and Stock Option Cash Credit Account shall be made in the forms set forth in (i) or (ii) of Section 7.3(a).

(c)	A Participant’s vested interest in his or her Deferred Stock Award Share Unit Account and Deferred Stock Award Cash Credit Account shall be distributed in accordance with the terms of the Deferred Stock Award Document.

(d)	A Participant is permitted to change, at any time, his or her election made under Section 7.3(c); provided, however, that any such change shall not be effective for one year or more after the date of the subsequent election.

(e)	Before December 12, 2005, a Participant was permitted to change, at any time, his or her election made under Sections 7.3(a) and (b); provided, however, that any such change was not effective for one year or more after the date of the subsequent election.

(f)	On and after December 12, 2005 and through December 31, 2006, a Participant is permitted to change his or her election made under Sections 7.3(a) and (b); provided, however, that a Participant shall not be permitted to change his or her election in 2006 with respect to an amount that is otherwise payable in 2006, or elect in 2006 to change his or her election to provide for payment in 2006.

(g)	On and after January 1, 2007, a Participant is permitted to change his or her election made under Sections 7.3(a) and (b); provided, however that that (i) the change shall not accelerate any payments, (ii) the first payment with respect to which the change is made is deferred for at least five years, (iii) the change shall not take effect for at least 12 months, and (iv) any change to an election to make payments upon a specified age under Section 7.2(a)(ii) or (iii) must be made not less than 12 months before the date of the first scheduled payment to be made upon attaining such specified age. For purposes of this Section 7.3(g), payments made in the form of installments shall be treated as a single payment made on the date of the first installment payment.

(h)	In the event a Participant is eligible to and fails to make an election with respect to the form of payment of any portion of his or her Account, distribution of such portion to the Participant shall be made in the form of a single-sum payment.

7.4. Distributions to Specified Employees. Distributions made on account of separation from service to a Participant who is a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)(i) and the regulations thereunder) shall not be made before the date that is six months after the date of such separation from service (or, if earlier, the date of such specified employee’s death). Any payments that would otherwise have been made during such six-month period shall be made at the same time as the first payment following such six-month period.

7.5. Distributions on Account of Death. In the event of the death of a Participant prior to distribution of the total balance of his or her Account, distribution of the balance of such Account shall be made to the Participant’s Beneficiary in a single-sum payment as soon as practicable following the death of such Participant.

7.6. Distribution on Account of Financial Hardship. In the event a Participant has a financial hardship due to an unforeseeable emergency (with the meaning of Code Section 409A(a)(2)(B)(ii)), the Committee, in its sole discretion, may, but is under no obligation to, distribute all or any portion of the Participant’s Account up to the amount reasonably necessary to satisfy such emergency need.

7.7. Participant Election to Terminate Account. On and after December 12, 2005 and before January 1, 2006, a Participant may elect to terminate all or any portion of his or her Account (other than any portion of his Account attributable to a Deferred Stock Award) and receive an immediate, lump-sum distribution of the terminated portion of such Account, in accordance with Q&A-20 of IRS Notice 2005-1.

ARTICLE VIII

ADMINISTRATION

8.1. Plan Administration. The Plan shall be administered by the Compensation Committee of the board of directors of the Company.

8.2. Committee Action. Action of the Committee may be taken with or without a meeting of its members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of Committee members qualified to vote with respect to such action.

8.3. Rights and Duties of Committee. The Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, construing, interpreting, and administering the Plan. The decisions of the Committee shall be final and binding on all parties.

8.4. Taxes. If all or any portion of a Participant’s Account shall become liable for the payment of any estate, inheritance, or other tax which the Company shall be required to pay or withhold upon distribution of the Participant’s account, the Company shall have the full power and authority to (i) withhold distribution of the Participant’s Account until the Participant makes appropriate arrangements with the Company to satisfy such liability or (ii) withhold actual shares distributed from the Account that have value equal to such liability. In the event the Participant is liable for any tax prior to a distribution under the Plan, the Company shall be entitled to satisfy such liability from any other funds owed by the Company to the Participant to the extent provided by law.

ARTICLE IX

CLAIMS PROCEDURE

9.1. Claims for Benefits Under Plan. All applications for benefits under the Plan shall be submitted to and processed by such representative of the Committee whom it may designate (the “Claims Representative”). Applications for benefits must be in writing on forms acceptable to the Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the Beneficiary. Each application shall be acted upon and approved or disapproved by the Claim Representative within 90 days following receipt by the Claims Representative (or within 180 days if special circumstances require and notice is given to the applicant before the end of the 90-day period informing the applicant of the circumstances requiring the extension of time and the date by which the Claims Representative expects to render a decision).

If any application for benefits is denied, in whole or in part, the Claims Representative shall notify the applicant in writing of such denial and of the applicant’s right to a review of the decision and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, the specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the application, an explanation of why such material or information is necessary and an explanation of the Plan’s review procedure and the time limits applicable to the procedure, including a statement of the applicant’s right to bring a civil action under ERISA following an adverse determination on review.

9.2. Appeals. Any person whose application for benefits is denied in whole or in part may appeal to the Committee for review of the decision by submitting, within 60 days (180 days for denials of claims for disability benefits under the Plan) after receiving notice of the denial of the claim, a written statement to the Committee that:

(i) requests a review by the Committee of the application for benefits;

(ii) sets forth all of the grounds upon which the request for review is based and any facts in support of such request; and

(iii) sets forth any issues or comments that the applicant deems pertinent to the application.

In addition, an applicant may submit written comments, documents, records and other information in support of the appeal, and the applicant shall be provided, free of charge, reasonable access to and copies of all documents, records and other information relevant to the applicant’s claim for benefits.

The Committee shall meet as required to review appeals of denials of applications for benefits submitted to it. The Committee shall act upon each appeal within sixty days (forty-five days in the case of denials of claims for disability benefits) after receipt of the applicant’s request for review by the Committee. The Committee shall make a full and fair review of each application and any written material submitted by the applicant or the Employer in connection with such review, without regard to whether such information was submitted or considered in the initial benefit determination. If the Committee determines that special circumstances require an extension of time for processing an appeal, it may extend the initial period, in which case written notice of the extension shall be furnished to the applicant before the end of the initial period, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial period. Based on this review, the Committee shall make an independent determination of the applicant’s eligibility for benefits under the Plan.

In the case of a denial of any appeal, the Committee shall notify the applicant in writing of such determination and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the adverse determination, references to the specific Plan provisions on which the determination is based, a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the applicant’s claim for benefits, and a statement of the applicant’s right to bring an action under ERISA.

The decision of the Committee on any application for benefits shall be final and conclusive upon all persons. Exhaustion of the appeal rights under this Section 9.2 shall be required before any Participant may file suit in court.

ARTICLE X

AMENDMENT AND TERMINATION

10.1. Amendment. The Committee shall have the right to amend the Plan in whole or in part at any time; provided, however, that no amendment shall reduce the amount credited to any Participant’s

Account as of the later of the date such amendment is adopted or effective. Any amendment shall be in writing and executed by a duly authorized officer of the Company.

10.2. Termination. The Committee reserves the right to discontinue and terminate the Plan, and distribute Participants’ Accounts, at any time, in whole or in part, for any reason, to the maximum extent permitted under Code Section 409A and the regulations thereunder. In the event of such a termination of the Plan, the amounts credited to any Participant’s Account, as of the effective date of such termination, shall not be reduced. As of January 1, 2005, the Committee terminated the provisions of Articles III and V permitting new deferrals under the Plan. Deferrals already credited to Participants’ Accounts as of January 1, 2005 (plus any Cash Credits under Section 6.2) shall be distributed at the time and in the manner specified in the Participant’s latest election, as such election may be subsequently modified in accordance with Article VII, unless the Plan is earlier terminated pursuant to this Section 10.2.

ARTICLE XI

MISCELLANEOUS

11.1. Limitation on Participant’s Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company’s employ or any rights or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

11.2. Changes in Capitalization. The number of Share Units credited to each Participant’s Share Unit Account shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of common stock of the Company to holders of outstanding shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Appropriate adjustments shall also be made to reflect any recapitalization, reclassification of shares or reorganization affecting the capital structure of the Company. In the event of a merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a subsidiary of another corporation, and in such transaction the holders of Stock of the Company become entitled to receive shares of stock or securities of the surviving corporation, the Participant’s Share Unit Account shall be credited with that number of Share Units representing securities of the surviving corporation that would be exchanged for the shares of Stock of the Company in such transaction if they had been outstanding shares, and any cash or other consideration that would be receivable if such shares had been outstanding shall be credited to the Participant’s Cash Credit Account.

11.3. Participants’ Interest Unfunded. All amounts payable under the Plan to Participants shall be payable from the general assets of the Company. Nothing contained herein shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits. Participants shall have the status of general unsecured creditors of the Company with respect to amounts they defer under the Plan or any other obligation of the Company to pay Participants’ interests pursuant hereto. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

11.4. Other Plans. This Plan shall not affect the right of any Participant to participate in and receive benefits under any employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

11.5. Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.6. Gender, Number, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

11.7. Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.

11.8. Compliance with Code Section 409A. Notwithstanding anything in this Plan to the contrary, this Plan is intended to comply with the provisions of Code Section 409A (except with respect to Deferred Stock Awards under Article IV, which are intended to be “grandfathered” and not subject to Code Section 409A). Accordingly, the provisions of this Plan shall be interpreted in a manner that complies with the requirements of Code Section 409A and the regulations thereunder, and any provision of this Plan that does not comply with Code Section 409A is hereby modified to the extent necessary to comply with Code Section 409A and the regulations thereunder.